                                                                  Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $71,178.02
                       = $1,000,000
POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $ 57,699.37
+ Annual Premium*                      $ 17,000.00
- Premium Expense Charge**             $    850.00
- Monthly Deduction***                 $  1,251.87
- Mortality & Expense Charge****       $    658.52
+ Hypothetical Rate of Return*****    ($    760.96)
                                       -----------
=                                      $    71,178  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations
1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month         COI
------    --------
  1       $  34.28
  2       $  34.29
  3       $  34.29
  4       $  34.30
  5       $  34.31
  6       $  34.32
  7       $  34.33
  8       $  34.34
  9       $  34.34
 10       $  34.35
 11       $  34.36
 12       $  34.37
Total     $ 411.87

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
 1        ($ 64.49)
 2        ($ 64.29)
 3        ($ 64.10)
 4        ($ 63.90)
 5        ($ 63.70)
 6        ($ 63.51)
 7        ($ 63.31)
 8        ($ 63.12)
 9        ($ 62.93)
10        ($ 62.73)
11        ($ 62.54)
12        ($ 62.34)
Total     ($760.96)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $ 71,178.02
- Year 5 Surrender Charge       $ 18,694.85
                                -----------
=                               $    52,483  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $85,392.66
                       = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 67,135.23
+ Annual Premium*                    $ 17,000.00
- Premium Expense Charge**           $    850.00
- Monthly Deduction***               $  1,246.69
- Mortality & Expense Charge****     $    743.53
+ Hypothetical Rate of Return*****   $  4,097.65
                                     -----------
=                                    $    85,393  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations
1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month            COI
------      --------
 1          $  33.93
 2          $  33.92
 3          $  33.91
 4          $  33.91
 5          $  33.90
 6          $  33.89
 7          $  33.89
 8          $  33.88
 9          $  33.87
10          $  33.87
11          $  33.86
12          $  33.86
Total       $ 406.69

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month          Interest
------         ---------
 1             $  337.58
 2             $  338.28
 3             $  338.98
 4             $  339.69
 5             $  340.39
 6             $  341.10
 7             $  341.81
 8             $  342.53
 9             $  343.24
10             $  343.96
11             $  344.68
12             $  345.41

Total          $4,097.65

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value                $ 85,392.66
- Year 5 Surrender Charge          $ 18,694.85
                                   -----------
=                                  $    66,698  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.
Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $102,049.82
                       = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4      $ 77,759.89
+ Annual Premium*                      $ 17,000.00
- Premium Expense Charge**             $    850.00
- Monthly Deduction***                 $  1,240.75
- Mortality & Expense Charge****       $    839.23
+ Hypothetical Rate of Return*****     $ 10,219.91
                                       -----------
=                                      $   102,050  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations
1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month                   COI
-----              --------
  1                $  33.53
  2                $  33.51
  3                $  33.48
  4                $  33.46
  5                $  33.43
  6                $  33.41
  7                $  33.38
  8                $  33.36
  9                $  33.33
 10                $  33.31
 11                $  33.28
 12                $  33.26
 Total             $ 400.75

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month                Interest
-----              ----------
  1                $   819.63
  2                $   825.30
  3                $   831.01
  4                $   836.77
  5                $   842.58
  6                $   848.43
  7                $   854.33
  8                $   860.28
  9                $   866.28
 10                $   872.32
 11                $   878.42
 12                $   884.56
Total              $10,219.91

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $ 102,049.82
- Year 5 Surrender Charge         $  18,694.85
                                  ------------
=                                 $     83,355  (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $1,000,000 or 134% x $69,411.56
                       = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4          $ 56,398.84
+ Annual Premium*                          $ 17,000.00
- Premium Expense Charge**                 $    850.00
- Monthly Deduction***                     $  1,748.25
- Mortality & Expense Charge****           $    644.39
+ Hypothetical Rate of Return*****         $   (744.63)
                                           -----------
=                                          $    69,412  (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month                  COI
-----              -------
  1                $ 55.60
  2                $ 55.62
  3                $ 55.63
  4                $ 55.65
  5                $ 55.66
  6                $ 55.68
  7                $ 55.70
  8                $ 55.71
  9                $ 55.73
 10                $ 55.74
 11                $ 55.76
 12                $ 55.77

Total              $668.25

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

 Month           Interest
 -----           --------
   1             ($ 63.31)
   2             ($ 63.08)
   3             ($ 62.85)
   4             ($ 62.62)
   5             ($ 62.39)
   6             ($ 62.16)
   7             ($ 61.94)
   8             ($ 61.71)
   9             ($ 61.48)
  10             ($ 61.25)
  11             ($ 61.02)
  12             ($ 60.80)

 Total           ($744.63)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value               $ 69,411.56
- Year 5 Surrender Charge         $ 18,694.85
                                  -----------
=                                 $    50,717  (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $83,379.86
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $ 65,685.38
+ Annual Premium*                    $ 17,000.00
- Premium Expense Charge**           $    850.00
- Monthly Deduction***               $  1,740.00
- Mortality & Expense Charge****     $    728.09
+ Hypothetical Rate of Return*****   $  4,012.57
                                     -----------
=                                    $    83,380 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month        COI
-----   --------
 1      $  55.04
 2      $  55.03
 3      $  55.03
 4      $  55.02
 5      $  55.01
 6      $  55.00
 7      $  55.00
 8      $  54.99
 9      $  54.98
10      $  54.97
11      $  54.97
12      $  54.96

Total   $ 660.00


**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----   ----------
1       $   331.53
2       $   332.04
3       $   332.56
4       $   333.07
5       $   333.59
6       $   334.11
7       $   334.63
8       $   335.15
9       $   335.68
10      $   336.21
11      $   336.73
12      $   337.26

Total   $ 4,012.57

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $ 83,379.86
- Year 5 Surrender Charge       $ 18,694.85
                                -----------
=                               $    64,685  (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $99,758.14
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $  76,146.60
+ Annual Premium*                    $  17,000.00
- Premium Expense Charge**           $     850.00
- Monthly Deduction***               $   1,730.53
- Mortality & Expense Charge****     $     822.35
+ Hypothetical Rate of Return*****   $  10,014.43
                                     ------------
=                                    $     99,758   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**  Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month         COI
-----   ---------
1       $  54.41
2       $  54.38
3       $  54.34
4       $  54.30
5       $  54.27
6       $  54.23
7       $  54.19
8       $  54.16
9       $  54.12
10      $  54.08
11      $  54.04
12      $  54.00

Total   $ 650.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month      Interest
-----   -----------
1       $    805.17
2       $    810.37
3       $    815.61
4       $    820.89
5       $    826.21
6       $    831.58
7       $    836.99
8       $    842.44
9       $    847.94
10      $    853.48
11      $    859.06
12      $    864.70

Total   $ 10,014.43

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $ 99,758.14
- Year 5 Surrender Charge        $ 18,694.85
                                 -----------
=                                $    81,063  (rounded to the nearest dollar)